United States of America

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 30, 2013

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 30, 2013, Ainsworth Lumber Co. Ltd. (“Ainsworth”) published its Notice of Special Meeting and Management Proxy Circular (the “Circular”) relating to the previously announced arrangement providing for the acquisition by Louisiana-Pacific Corporation (the “Company” or “LP”) of all of the outstanding shares of Ainsworth capital stock. The Circular (exclusive of Appendices B, D, E, F, G, H and I) is furnished as Exhibit 99 hereto.

The furnishing of the Circular as an exhibit to this report does not constitute a solicitation of proxies or an offer to sell or a solicitation of an offer to buy any security. Except for the information regarding LP and its subsidiaries contained or incorporated by reference in the Circular, the information contained or incorporated by reference in the Circular has been provided or publicly filed by Ainsworth. Although LP has no knowledge of any errors or inaccuracies in such information provided or publicly filed by Ainsworth, LP has not independently verified the absence of such errors or inaccuracies and disclaims any responsibility therefor.

Item 9.01	Financial Statements, Pro Forma Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Ainsworth Lumber Co. Ltd. (“Ainsworth”) Notice of Special Meeting and Management Proxy Circular

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ SALLIE BAILEY
Sallie B Bailey Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: September 30, 2013